Exhibit 5.1



                         October 6, 2005


Broadcast International, Inc.
7050 Union Park Ave. #600
Midvale, Utah  84047

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

      I have acted as legal counsel to Broadcast International, Inc. a Utah corporation (the "Company"), in connection with the filing of the Registration Statement on Form SB-2 as an amended Form S-3/A (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 6,547,272 shares of the Company's common stock, par value $0.05per share, registering the resale of such shares (collectively, the "Shares"), as set forth in the Registration Statement.

      With respect to the opinion set forth below, I have examined originals, certified copies, or copies otherwise identified to my satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company, as I have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, I have, where relevant facts were not independently established, relied upon statements of officers of the Company.

      Based upon the foregoing, I am of the opinion that the Shares currently outstanding have been duly authorized, validly issued, fully paid, and nonassessable and, those Shares related to warrants and convertible instruments have been duly authorized and when issued upon exercise or upon conversion in accordance with the respective warrants and convertible securities, will be validly issued, fully paid, and nonassessable.

      I express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and substantive laws of the state of Utah. Further, my opinion is based solely upon existing laws, rules and regulations, and I undertake no obligation to advise you of any changes that may be brought to my attention after the date hereof.

      I hereby expressly consent to any reference to me in the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                            Very truly yours,

                            /s/ Reed L Benson, Attorney at Law